Exhibit 6.4

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

WARRANT TO PURCHASE Common stock
OF
ELF LABS Inc.

Number of Shares: 5,000,000

Class of Stock: Class B Non-voting Common Stock, par value $0.00001 per share (“Common Stock”)

Exercise Price: $0.13 per share

Issue Date: June 24, 2026 (the “Issue Date”)

Expiration Date: June 24, 2036 (the “Expiration Date”)

This certifies that, for value received, receipt and sufficiency of which are hereby acknowledged, Cosmic Wire Inc., a Delaware limited liability company] or its registered assigns (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from Elf Labs, Inc., a Delaware corporation (the “Company”), 5,000,000 shares of the Company’s Common Stock, at the exercise price per share as provided for in Section 3. The term “Warrant” as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein. The shares of Common Stock for which this Warrant is exercisable shall hereinafter be referred to collectively as the “Warrant Shares.”

1. Purchase Price. The consideration for this Warrant is the agreement by the Holder to provide certain technology and business services to the Company (the “Purchase Price”), pursuant to the Master Services Agreement, dated of even date herewith (the “MSA”) and associated Statements of Work.

2. Exercise Period; Vesting.

(a) This Warrant shall vest and become exercisable by the Holder in accordance with the following criteria on or before the Expiration Date:

(i) 1,666,667 shares of the Warrant shall be vested upon issuance of the Warrant;

(ii) 1,666,667 shares of the Warrant shall vest upon the Holder’s delivery of the deliverables set forth in SOW001 executed in connection with the MSA and the Company’s subsequent acceptance thereof in accordance with the terms of the MSA and SOW001;

(iii) 1,666,666 shares of the Warrant shall vest upon the Holder’s delivery of the deliverables set forth in SOW002 executed in connection with the MSA and the Company’s subsequent acceptance thereof, in accordance with the terms of the MSA and SOW002.

(b) As to any portion of the Warrant Shares that has vested in accordance with Section 2(a) above, this Warrant shall be exercisable, in whole or in part, by the Holder prior to the earlier of: (x) the Expiration Date; (y) the closing of a firmly underwritten public offering pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); or (z) the consummation of a Change of Control pursuant to which the holders of securities of the Company receive cash or liquid securities, and shall be void thereafter (the “Exercise Period”). For purposes of this Warrant, (1) “Change of Control” shall mean (i) the consummation of the acquisition of over 50% of the outstanding stock of the Company pursuant to a tender offer validly made under any federal or state law (other than a tender offer by the Company) (ii) the consummation of a merger, consolidation or other reorganization of the Company (other than a reincorporation of the Company), if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary voting power to elect directors of the surviving or resulting entity after such merger, consolidation or other reorganization (iii) the sale of all or substantially all of the assets of the Company to a third party who is not an affiliate of the Company or (iv) the dissolution of the Company pursuant to action validly taken by the stockholder of the Company in accordance with applicable state law.

3. Exercise Price. The exercise price per share (the “Exercise Price”) shall be $0.13, subject to adjustments as provided in Section 4(e).

4. Exercise of Warrant.

(a) Cash Exercise. This Warrant may be exercised in whole or in part by the Holder during the Exercise Period by (i) the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and (ii) the delivery of payment to the Company, for the account of the Company, by (A) cash, (B) wire transfer of immediately available funds to a bank account specified by the Company, (C) certified or bank cashier’s check, (D) the cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (E) a combination of any of the above, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. For avoidance of doubt, if the promissory note made by the Company in favor of Holder and dated of even date herewith (the “Note”) is, by its terms or otherwise, exchanged for the exercise of any Warrant Shares, this Warrant shall be deemed to have been exercised for such number of Warrant Shares.

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(b) Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 4(a) hereof, this Warrant may be exercised by the Holder by the surrender of this Warrant to the Company, with a duly executed Notice of Exercise marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any business day during the Exercise Period. Upon such exercise, the Holder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to the Holder a number of Warrant Shares, computed as of the date of surrender of this Warrant to the Company using the following formula:

X	=	Y(A-B)
A

Where X =	the number of shares of Common Stock to be issued to the Holder under this Section 4(b);

Where Y =	the number of shares of Common Stock otherwise purchasable under this Warrant;

Where A =	the fair market value of one share of the Company’s Common Stock, as applicable, at the date of such calculation;

Where B =	the Exercise Price.

(c) Fair Market Value. For purposes of Section 4(b) hereof, the fair market value per share of the Company’s Common Stock on the date such notice was received by the Company shall be determined in good faith by the Board of Directors of the Company.

(d) Delivery of Stock Certificates. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same, a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

(e) Adjustment. In the event the Company (i) splits, subdivides, or combines the Common Stock into a different number of securities of the same class, (ii) pays a stock dividend on the Common Stock, (iii) reclassifies the Common Stock into the same or a different number of securities (each, an “Adjustment Event”) then the Exercise Price shall be appropriately adjusted and this Warrant shall represent the right to acquire such number and the kind of securities that would have been issued had the Holder exercised this Warrant immediately prior to such an Adjustment Event.

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(f) Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to this Warrant or Common Stock issued upon exercise of this Warrant without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters (not to exceed one hundred eighty (180) days); provided, however, that all executive officers, directors and 1% shareholders of the Company then holding Common Stock enter into similar agreements. This Section 4(f) shall only remain in effect for the two-year period following the effective date of the Company’s initial public offering. In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company’s outstanding Common Stock effected without receipt of consideration, then any new, substituted, or additional securities distributed with respect to this Warrant or securities issued upon conversion of this Warrant shall be immediately subject to the provisions of this Section 4(f).

5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

7. Rights as Shareholder. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

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8. Transfer of Warrant.

(a) Warrant Register; Notices. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder. The Holder may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail or electronic mail to the Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Any notice or consent required or permitted to be given under this Warrant must be in writing and will be deemed to have been given: (1) when personally delivered to an officer or other authorized representative of a party; or (2) when delivered via electronic mail to the address provided by the intended recipient of such notice, or (3) two (2) business days after deposit in the United States Mail, first class postage prepaid by certified mail, return receipt requested; or (4) one (1) business day after delivery to a recognized national overnight carrier, with overnight shipping charges paid, to the address set forth on the signature page to this Warrant or such other address as a party may specify by a notice of change made in writing and given in the same manner. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8(a) hereof, issuing the Warrant Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c) Transferability and Nonnegotiability of Warrant. With respect to any offer, sale or other disposition of this Warrant, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws, or that such transfer would adversely affect the Company’s ability to account for future transactions to which it is a party as a pooling of interests, and notifies the Holder thereof within ten (10) business days after receiving notice of the transfer, the Holder may effect such transfer, provided, such transfer shall be subject to the repurchase rights and any other restrictions set forth in the Company’s Bylaws or other organizational documents, as may be amended from time to time. Each Warrant thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers and contained in this Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

(e) Compliance with Securities Laws.

(i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws.

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(ii) This Warrant and all certificates representing the Warrant Shares issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

(iii) The Company agrees to remove promptly, upon the request of the holder of this Warrant and Securities issuable upon exercise of the Warrant, the legend set forth in Section 8(e)(ii) hereof from the documents/certificates for such securities upon full compliance with this Agreement and Rules 144 and 145.

9. Notices.

(a) In case:

(i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation;

(iii) of any proposed Change of Control or other voluntary dissolution, liquidation or winding-up of the Company;

(iv) of any redemption of all outstanding Common Stock; or

(v) of the filing of the Company’s first registration statement with the U.S. Securities and Exchange Commission (the “SEC”);

then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, or (C) the anticipated date on which the Company expects its first registration statement with the SEC to become effective. Such notice shall be mailed at least twenty (20) business days prior to the date therein specified.

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(b) All notices and other communications required or permitted hereunder shall be effective upon confirmed delivery and shall be in writing and may be delivered in person, by electronic mail, overnight delivery service or three (3) business days after deposit if deposited in the United States mail for mailing by first-class, certified mail, postage prepaid, and addressed (i) if to the Holder, at such Holder’s address as set forth on the signature page hereto or as such Holder shall have furnished to the Company in writing; or (ii) if to the Company, at its address set forth on the signature page hereto, or at such other address as the Company shall have furnished to the Holder in writing.

10. Amendments. Any provision of this Warrant may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), only upon the written consent of the Company and the Holder.

11. Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the representations and covenants of the Holder below. The Holder hereby represents and warrants to the Company the following:

(a) The Holder is acquiring this Warrant for investment for the Holder’s own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” of any part thereof within the meaning of the Securities Act. The Holder has no present intention of selling, granting any participation in, or otherwise distributing this Warrant or the Warrant Shares. The Holder hereby represents and warrants to the Company that the entire legal and beneficial interest of this Warrant will be held for the Holder’s account only, and neither in whole or in part for any other person. The Holder further hereby represents and warrants to the Company that the Holder has no present contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to this Warrant or the Warrant Shares to be issued following exercise of this Warrant.

(b) The Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this Warrant and the Warrant Shares.

(c) The Holder understands and hereby acknowledges that the issuance of the Warrant and Warrant Shares is being effected by the Company without registration under the Securities Act on the basis of the fact that the issuance of the Warrant is exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to an exemption therefrom under Section 4(a)(2) of the Securities Act and in reliance upon Regulation D promulgated thereunder, and that Company’s reliance upon such exemption is predicated upon, among other things, the representations and warranties of the Holder to the Company set forth herein.

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(d) The Holder hereby represents and warrants to the Company that the Holder either has a preexisting personal or business relationship with the Company or any of its partners, officers, directors or controlling persons, or by reason of the Holder’s business or financial experience or the business or financial experience of the Holder’s professional advisers who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect the Holder’s own interests in connection with the Holder’s investment in the Warrants and the Warrant Shares to be issued upon exercise of the Warrant.

(e) The Holder hereby further represents and warrants to the Company that (i) the Holder has such knowledge and experience in financial and business matters (either directly or by reason of an adviser as described above in Section 11(d)) so as to be capable of evaluating the merits and risks of the Holder’s prospective investment in the Warrant and the Warrant Shares to be issued upon exercise of the Warrant, (ii) the Holder has received all of the information the Holder has requested from the Company that the Holder considers necessary or appropriate for determining whether to accept the Warrant, (iii) the Holder has the ability to bear the economic risks of the Holder’s prospective investment in the Warrant Shares, and (iv) the Holder is able, without materially impairing its financial condition, to hold the Warrant and the Warrant Shares for an indefinite period of time and to suffer complete loss on its investment in the Warrant Shares.

(f) The Holder understands and hereby acknowledges that (i) the Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from the registration and prospectus delivery requirements of the Securities Act is available with respect to any sale or other disposition of such Warrant or Warrant Shares, and (ii) the Company is not under any obligation to register such Warrant or Warrant Shares to be issued to the Holder at any time.

(g) The Holder is familiar with the provisions of Rule 144, promulgated under the Securities Act, which in substance permits limited public resale of “restricted securities” acquired directly or indirectly from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions. The Holder further understands and hereby acknowledges that, in the event that all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or some other exemption from the registration and prospectus delivery requirements of the Securities Act would be required to sell the Warrant Shares to be issued to the Holder in connection with exercise of the Warrant.

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(h) The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(i) The Holder will continuously comply with all state and federal laws, regulations, rules and orders applicable to it, including, but not limited to, with respect to any actions taken by the Holder on behalf of the Company or its Products.

12. Representations and Warranties by the Company.

The Company hereby represents and warrants to Subscriber as follows:

(a) Existence and Power. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company has full power and authority to own, lease, and operate all of its properties and assets and to conduct its business, except where the failure to have such power would not have a material adverse effect on its business.

(b) Authorization; Enforceability. The Company has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other act or proceeding on the part of the Company is necessary. Assuming the due authorization, execution, and delivery hereof by Subscriber, this Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally, and the availability of equitable remedies.

(c) Consent. No consent, approval, order, or authorization of, or registration, declaration or filing with, any governmental authority or other person is required to be made or obtained by the Company in connection with the Company’s authorization, execution, and delivery of this Agreement, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby, except those that have been completed, made, or obtained on or before the date hereof.

(d) Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated herein do not and will not: (i) result in the breach of any of the terms or conditions of, or constitute a default under, or in any manner release any party thereto from any obligation under, or otherwise affect any rights of the Company under, any mortgage, note, bond, indenture, contract, agreement, license, or other instrument or obligation of any kind or nature, in each case whether written or oral, by which the Company may be bound or affected; or (ii) violate or conflict with any applicable law.

(e) Ownership Interest. Upon the consummation of the transactions contemplated hereby, all Purchased Interest issued in connection herewith will be validly issued, fully paid and nonassessable, and free of all liens and encumbrances. The authorized capital of the Company consists, immediately prior to the date hereof, of 150,000,000 shares of common stock, $0.00001 par value per share (the “Common Stock”), 100,000,000 shares of which are classified as Class A Common Stock and 50,000,000 of which are classified as Class B Common Stock. There are 48,591,352 issued and outstanding shares of Class A Common Stock and 4,255,899 issued and outstanding shares of Class B Common Stock immediately prior to the date hereof. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

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(f) Qualified Small Business Stock. As of and immediately following the Closing: (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (ii) the Company will not have made purchases of its own stock described in Code Section 1202(c)(3)(B) during the one (1) year period preceding the Initial Closing, except for purchases that are disregarded for such purposes under Treasury Regulation Section 1.1202-2, and (iii) the Company’s aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between its incorporation and through the Initial Closing have exceeded $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3); provided, however, that in no event shall the Company be liable to the Purchasers or any other party for any damages arising from any subsequently proven or identified error in the Company’s determination with respect to the applicability or interpretation of Code Section 1202, unless such determination shall have been given by the Company in a manner either grossly negligent or fraudulent.

(g) No Additional Representations or Warranties. Except as provided in this Section 12, neither the Company nor any of its affiliates, nor any of their respective directors, officers, employees, shareholders, partners, members, or representatives has made, or is making, any representation or warranty whatsoever to Subscriber. Without limiting the foregoing, Subscriber acknowledges that Subscriber, together with Subscriber’s advisors, has made Subscriber’s own investigation of the Company and is not relying on any implied warranties or upon any representation or warranty whatsoever as to the prospects (financial or otherwise) or the viability or likelihood of success of the business of the Company as conducted after the Closing.

13. Indemnification.

(a) Each party to this Warrant will indemnify and hold harmless the other party and its members, managers, officers, directors, employees, representatives and agents from and against any and all liabilities, damages, obligations, losses, costs and expenses, including without limitation reasonable attorneys’ and other legal fees (“Liabilities”), and will defend the indemnified persons against any and all claims, actions, suits, proceedings and hearings, arising out of or resulting from: (1) the indemnifying party’s breach of any of its representations, warranties and covenants set forth in this Warrant; (2) the indemnifying party’s material default in the performance of any of its obligations under this Warrant; and (3) any negligence or willful misconduct on the part of the indemnifying party or its agents in connection with the Products or related to this Warrant.

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(b) With respect to any claim for which one party seeks indemnification from the other party (an “Alleged Indemnifying Party”) under this Section 11(i), the party seeking indemnification (the “Alleged Indemnified Party”) will: (1) advise the Alleged Indemnifying Party of such claim, in writing, within 15 days after the Alleged Indemnified Party has received notice of such claim, or within such other period of time so as not to materially prejudice the rights and obligations of the Alleged Indemnifying Party under this Section 11(i), whichever period is shorter; and (2) provide all reasonable cooperation and assistance requested by the Alleged Indemnifying Party and its representatives in the investigation and defense of any such claim for which indemnification is sought. Neither party will settle, compromise or consent to the entry of any judgment with respect to any claim that is the subject of indemnification without the other party’s prior written consent, which consent will not be withheld, delayed or conditioned unreasonably. In any matter that is the subject of indemnification under this Agreement, the Alleged Indemnified Party may participate in the defense of such claim at its own expense.

14. Miscellaneous.

(a) This Warrant shall be governed by and construed in accordance with Delaware law, without regard to the conflict of laws provisions thereof.

(b) In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of attorney’s fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party’s rights hereunder.

(c) This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday and or United States federally recognized Holiday, this expiration date for this Warrant shall be extended to 5:00 p.m. Pacific standard time on the business day following such Saturday, Sunday or recognized Holiday.

(d) Headings; References. All headings used herein are used for convenience only and shall not be used to continue or interpret this Warrant. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Warrant to be executed by their respective officers thereunto duly authorized.

Dated: June __, 2026.

THE “COMPANY”

ELF LABS, INC.

By:
David Phillips, Chief Executive Officer

Address:

Email:

THE “HOLDER”

COSMIC WIRE INC.

Signature:

Print Name:	Jerad Finck, Chief Executive Officer

Address:	1521 Alton Road, Suite 718 Miami Beach, FL 33139

Email:	legal@cosmicwire.com

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NOTICE OF EXERCISE

To: ELF LABS INC.

1. The undersigned hereby elects to purchase __________ shares of Common Stock of ELF LABS INC., pursuant to the terms of the attached Warrant, and ☐ tenders herewith payment of the purchase price for such shares in full in cash or forgiveness of debt or ☐ elects the Net Issue Exercise option.

2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon exercise thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

4. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

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ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint Attorney ______________________ to make such transfer on the books of ELF LABS INC., maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated: ________________

Cosmic Wire Inc.

By:
Name:
Title:

Assignee Signature

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